Exhibit 4.1

FORM OF GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATED DEBT INDENTURE IDENTIFIED HEREIN).

INDEPENDENT BANK GROUP, INC.

5.875% SUBORDINATED NOTES DUE AUGUST 1, 2024

No. 2	CUSIP: 45384B AA4 ISIN: US45384BAA44

$45,000,000.00

Independent Bank Group, Inc., a Texas corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY-FIVE MILLION DOLLARS ($45,000,000.00) (or such other amount as set forth in the Schedule of Increases or Decreases in Note attached hereto) on August 1, 2024 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from February 1, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each February 1 and August 1 of each year (each, an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day, commencing August 1, 2016, at the rate of 5.875% per annum, with such interest calculated on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof has been paid in full or a sum sufficient to pay the principal hereof has been made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note of the Series of Securities of which this Note is a part will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Dallas, Texas, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June     , 2016

INDEPENDENT BANK GROUP, INC.

By:
Name:	David R. Brooks
Title:	Chairman and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated: June , 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit 4.1

REVERSE OF NOTE

INDEPENDENT BANK GROUP, INC.

5.875% SUBORDINATED NOTES DUE AUGUST 1, 2024

This Note is one of a duly authorized issue of Securities of the Company of a Series designated as the “5.875% Subordinated Notes due August 1, 2024” (herein called the “Additional Notes”). The Additional Notes are an additional issuance of and form a single series with the Company’s 5.875% Subordinated Notes due August 1, 2024 initially issued in an aggregate principal amount of $65,000,000 on July 22, 2014 (herein called the “Existing Notes” and, together with the Additional Notes, the “Notes”). Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Subordinated Debt Indenture (the “Base Indenture”), dated as of June 25, 2014, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of July 17, 2014, thereto (the “First Supplemental Indenture” and the Base Indenture as supplemented and amended by the First Supplemental Indenture the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the First Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the First Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Existing Notes are treated, and the Additional Notes are intended to be treated, as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article Five of the Base Indenture and Section 2.07 of the First Supplemental Indenture. Accordingly, the holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes, fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Notes of this Series shall not be redeemable prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may redeem the Notes before the Maturity Date upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Company under the rules and guidelines of the Board of Governors of the Federal Reserve System.

The Notes of this Series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

The Base Indenture provisions relating to defeasance and covenant defeasance in Sections 1202 and 1203 of the Base Indenture shall not be applicable to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes of each Series (each Series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a Series at the time Outstanding, on behalf of the holders of all Notes of such Series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

2

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 305 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Notes. Neither the Company nor the principal Paying Agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

3

Except as provided in Section 305 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

Wells Fargo Bank, National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 750 N. Saint Paul Place, Suite 1750, Dallas, Texas 75201. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes will be mailed to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

4

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $45,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of decrease in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee